Exhibit 99.3
© CTO Realty Growth, Inc. | ctoreit.com REALTY GROWTH Supplemental Reporting Information Q3 2023

© CTO Realty Growth, Inc. | ctoreit.com Third Quarter 2023 Earnings Release 4 Key Financial Information ▪ Consolidated Balance Sheets 13 ▪ Consolidated Statements of Operations 14 ▪ Non-GAAP Financial Measures 15 Capitalization & Dividends 18 Summary of Debt 19 Debt Maturities 20 Investments 21 Dispositions 22 Operating Portfolio Capital Investments 23 Portfolio Summary 24 Portfolio Detail 25 Leasing Summary 27 Comparable Leasing Summary 28 Same-Property NOI 29 Table of Contents

© CTO Realty Growth, Inc. | ctoreit.com Lease Expirations 30 Top Tenant Summary 32 Geographic Diversification 33 Other Assets 34 2023 Guidance 35 Contact Information & Research Coverage 36 Safe Harbor, Non-GAAP Financial Measures, and Definitions and Terms 37 Table of Contents

© CTO Realty Growth, Inc. | ctoreit.com 4 Press Release Contact: Matthew M. Partridge Senior Vice President, Chief Financial Officer, and Treasurer (407) 904-3324 mpartridge@ctoreit.com FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS THIRD QUARTER 2023 OPERATING RESULTS WINTER PARK, FL – October 26, 2023 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter ended September 30, 2023. Select Results • Reported Net Income per diluted share attributable to common stockholders of $0.07 for the quarter ended September 30, 2023. • Reported Core FFO per diluted share attributable to common stockholders of $0.47 for the quarter ended September 30, 2023. • Reported AFFO per diluted share attributable to common stockholders of $0.48 for the quarter ended September 30, 2023. • Sold two properties during the quarter for total disposition activity of $20.9 million at a weighted average exit cap rate of 6.9%, generating total gains on sales of $2.5 million. • Reported a decrease in Same-Property NOI of (4.5%) for the quarter as compared to the comparable prior year period. • Signed 14 comparable leases during the quarter totaling 106,190 comparable square feet at an average cash base rent of $25.79 per square foot, representing a comparable decrease of (0.4%). • Repurchased 6,048 shares of Series A Preferred Stock at an average price of $18.52 per share. • Increased the midpoint of full year Core FFO per diluted share guidance by 4.9% and full year AFFO per diluted share guidance by 4.5%. • Paid a common stock cash dividend of $0.38 per share for the quarter, representing an annualized yield of 9.7% based on the closing price of the Company’s common stock on October 25, 2023. CEO Comments “We had a productive third quarter, selling one of our three remaining single tenant office properties at a gain and acquiring an additional 10 acres of land adjacent to our Collection at Forsyth property outside of Atlanta,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth, Inc. “Operationally, we improved our NOI margins within our existing portfolio through a combination of new tenant rent commencements and property-level cost controls, while also continuing our leasing momentum by leasing over 130,000 square feet during the quarter, generating comparable leasing spreads of 11.4% after excluding the impact of the replacement tenant for The Hall.”

Quarterly Financial Results Highlights

The table below provides a summary of the Company's operating results for the three months ended September 30, 2023:

(in thousands, except per share data)	For the Three Months Ended September 30, 2023	For the Three Months Ended September 30, 2022	*Variance to Comparable Period in the Prior Year*	
Net Income Attributable to the Company	$ 2,686	$ 4,817	*$ (2,131)*	*(44.2%)*
Net Income Attributable to Common Stockholders	$ 1,491	$ 3,622	*$ (2,131)*	*(58.8%)*
Net Income per Diluted Share Attributable to Common Stockholders [(1)]	$ 0.07	$ 0.19	*$ (0.12)*	*(63.2%)*
Core FFO Attributable to Common Stockholders [(2)]	$ 10,462	$ 8,684	*$ 1,778*	*20.5%*
Core FFO per Common Share – Diluted [(2)]	$ 0.47	$ 0.47	*$ —*	*0.0%*
AFFO Attributable to Common Stockholders [(2)]	$ 10,766	$ 8,957	*$ 1,809*	*20.2%*
AFFO per Common Share – Diluted [(2)]	$ 0.48	$ 0.49	*$ (0.01)*	*(2.0%)*
Dividends Declared and Paid, per Preferred Share	$ 0.40	$ 0.40	*$ —*	*0.0%*
Dividends Declared and Paid, per Common Share	$ 0.38	$ 0.38	*$ —*	*0.0%*

(1) For the three months ended September 30, 2023, the denominator for this measure excludes the impact of 3.4 million shares related to the Company's adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive. For the three months ended September 30, 2022, the denominator for this measure includes the impact of 3.1 million shares as the impact was dilutive for the period.

(2) See the "Non-GAAP Financial Measures" section and tables at the end of this press release for a discussion and reconciliation of Net Income Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

Year-to-Date Financial Results Highlights

The tables below provide a summary of the Company's operating results for the nine months ended September 30, 2023:

(in thousands, except per share data)	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022	*Variance to Comparable Period in the Prior Year*	
Net Income (Loss) Attributable to the Company	$ (1,507)	$ 6,237	*$ (7,744)*	*(124.2%)*
Net Income (Loss) Attributable to Common Stockholders	$ (5,092)	$ 2,651	*$ (7,743)*	*(292.1%)*
Net Income (Loss) per Diluted Share Attributable to Common Stockholders [(1)]	$ (0.23)	$ 0.15	*$ (0.38)*	*(253.3%)*
Core FFO Attributable to Common Stockholders [(2)]	$ 28,937	$ 25,396	*$ 3,541*	*13.9%*
Core FFO per Common Share – Diluted [(2)]	$ 1.28	$ 1.41	*$ (0.13)*	*(9.2%)*
AFFO Attributable to Common Stockholders [(2)]	$ 31,410	$ 26,564	*$ 4,846*	*18.2%*
AFFO per Common Share – Diluted [(2)]	$ 1.39	$ 1.47	*$ (0.08)*	*(5.4%)*
Dividends Declared and Paid, per Preferred Share	$ 1.20	$ 1.20	*$ 0.00*	*0.0%*
Dividends Declared and Paid, per Common Share	$ 1.14	$ 1.11	*$ 0.03*	*2.4%*

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© CTO Realty Growth, Inc. | ctoreit.com 6 (1) The denominator for this measure excludes the impact of 3.3 million and 3.1 million shares for the nine months ended September 30, 2023 and 2022, respectively, related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive. (2) See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted. Investments During the three months ended September 30, 2023, the Company invested $4.3 million into 10.6 acres of land adjacent to The Collection at Forsyth. During the nine months ended September 30, 2023, the Company invested $80.0 million into four retail property acquisitions totaling 470,600 square feet and one land parcel, and originated one $15.0 million first mortgage structured investment. These investments represent a weighted average going-in cash yield of 7.7%. Dispositions During the three months ended September 30, 2023, the Company sold two retail properties for total disposition volume of $20.9 million at a weighted average exit cap rate of 6.9%, generating total gains on sales of $2.5 million. During the nine months ended September 30, 2023, the Company sold three retail properties for total disposition volume of $22.9 million at a weighted average exit cap rate of 6.7%, generating total gains on sales of $3.3 million. Portfolio Summary The Company’s income property portfolio consisted of the following as of September 30, 2023: Asset Type # of Properties Square Feet Weighted Average Remaining Lease Term Single Tenant 7 372 5.3 years Multi-Tenant 16 3,746 4.3 years Total / Weighted Average Lease Term 23 4,118 5.1 years Square feet in thousands. Property Type # of Properties Square Feet % of Cash Base Rent Retail 16 2,432 56.9% Office 2 331 7.5% Mixed-Use 5 1,355 35.6% Total / Weighted Average Lease Term 23 4,118 100% Square feet in thousands. Leased Occupancy 92.8% Occupancy 89.6% Same Property Net Operating Income During the third quarter of 2023, the Company’s Same-Property NOI totaled $10.8 million, a decrease of (4.5%) over the comparable prior year period, as presented in the following table.

	For the Three Months Ended September 30, 2023		For the Three Months Ended September 30, 2022		*Variance to Comparable Period in the Prior Year*	
Single Tenant	$ 1,791	$	1,699	$	*92*	*5.4%*
Multi-Tenant	8,971		9,575		*(604)*	*(6.3%)*
Total	$ 10,762	$	11,274	$	*(512)*	*(4.5%)*

$ in thousands.

Year-to-date, the Company's Same-Property NOI totaled $29.4 million, a decrease of (3.4%) over the comparable prior year period, as presented in the following table.

	For the Nine Months Ended September 30, 2023		For the Nine Months Ended September 30, 2022		*Variance to Comparable Period in the Prior Year*	
Single Tenant	$ 5,125	$	4,880	$	245	*5.0%*
Multi-Tenant	24,279		25,544		*(1,265)*	*(5.0%)*
Total	$ 29,404	$	30,424	$	*(1,020)*	*(3.4%)*

$ in thousands.

Leasing Activity

During the quarter ended September 30, 2023, the Company signed 21 leases totaling 132,552 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 14 leases totaling 106,190 square feet at an average cash base rent of $25.79 per square foot compared to a previous average cash base rent of $25.90 per square foot, representing (0.4%) comparable decrease.

A summary of the Company's overall leasing activity for the quarter ended September 30, 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	74	7.0 years	$29.49	$ 1,443	$ 802
Renewals & Extensions	59	4.1 years	$20.79	89	63
Total / Weighted Average	133	5.9 years	$25.63	$ 1,532	$ 865

In thousands, except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Year-to-date, the Company signed 70 leases totaling 399,914 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 45 leases totaling 267,301 square feet at an average cash base rent of $26.15 per square foot compared to a previous average cash base rent of $25.01 per square foot, representing 4.6% comparable growth.

A summary of the Company's overall leasing activity for year-to-date 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	198	8.3 years	$24.93	$ 4,373	$ 2,109
Renewals & Extensions	202	4.2 years	$24.21	142	136
Total / Weighted Average	400	6.3 years	$24.57	$ 4,515	$ 2,245

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In thousands, except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Subsurface Interests and Mitigation Credits

During the three months ended September 30, 2023, the Company sold approximately 465 acres of subsurface oil, gas, and mineral rights for $0.6 million.

During the nine months ended September 30, 2023, the Company sold approximately 3,481 acres of subsurface oil, gas, and mineral rights for $1.0 million, resulting in a gain of $1.0 million.

During the three months ended September 30, 2023, the Company sold 1.0 mitigation credit for $0.1 million.

During the nine months ended September 30, 2023, the Company sold approximately 9.5 mitigation credits for $1.1 million, resulting in a gain of $0.3 million.

Capital Markets and Balance Sheet

During the quarter ended September 30, 2023, the Company completed the following capital markets activities:

- Repurchased 6,048 shares of Series A Preferred Stock at an average price of $18.52 per share.
- Entered into $160 million of 5-year forward starting interest rate swap agreements to fix SOFR at a weighted average fixed swap rate of 3.78% for periods ending between 2031 and 2033.

The following table provides a summary of the Company's long-term debt, at face value, as of September 30, 2023:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2025 Convertible Senior Notes	$ 51.0 million	3.875%	April 2025
2026 Term Loan (1)	65.0 million	SOFR + 10 bps + [1.25% – 2.20%]	March 2026
Mortgage Note (2)	17.8 million	4.06%	August 2026
Revolving Credit Facility (3)	216.0 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2027 Term Loan (4)	100.0 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2028 Term Loan (5)	100.0 million	SOFR + 10 bps + [1.20% – 2.15%]	January 2028
Total Debt / Weighted Average Interest Rate	$ 549.8 million	4.56%	

(1) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 0.26% plus the 10 bps SOFR adjustment plus the applicable spread.

(2) Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.

(3) The Company utilized interest rate swaps on $100.0 million of the Credit Facility balance to fix SOFR and achieve a weighted average fixed swap rate of 3.28% plus the 10 bps SOFR adjustment plus the applicable spread.

(4) The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 0.64% plus the 10 bps SOFR adjustment plus the applicable spread.

(5) The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

As of September 30, 2023, the Company's net debt to Pro Forma EBITDA was 7.8 times, and as defined in the Company's credit agreement, the Company's fixed charge coverage ratio was 2.6 times. As of September 30, 2023, the Company's net debt to total enterprise value was 54.0%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares.

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© CTO Realty Growth, Inc. | ctoreit.com 9 Dividends On August 23, 2023, the Company announced cash dividends on its common stock and Series A Preferred stock for the third quarter of 2023 of $0.38 per share and $0.40 per share, respectively, payable on September 29, 2023 to stockholders of record as of the close of business on September 14, 2023. The third quarter 2023 common stock cash dividend represents a payout ratio of 80.9% and 79.2% of the Company’s third quarter 2023 Core FFO per diluted share and AFFO per diluted share, respectively. 2023 Outlook The Company has increased its Core FFO and AFFO outlook for 2023 and has revised certain assumptions to take into account the Company’s year-to-date performance and revised expectations regarding the Company’s operational and investment activities and forecasted capital markets transactions. The Company’s outlook for 2023 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions. The Company’s increased outlook for 2023 is as follows: 2023 Guidance Range Low High Core FFO Per Diluted Share $1.58 to $1.62 AFFO Per Diluted Share $1.72 to $1.76 The Company’s 2023 guidance includes, but is not limited to the following assumptions: • Same-Property NOI decrease of (4%) to (1%), including the impact of completed and forecasted asset sales, bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. • General and administrative expense within a range of $14 million to $15 million. • Weighted average diluted shares outstanding of approximately 22.5 million shares. • Year-end 2023 leased occupancy projected to be within a range of 93.0% to 94.0%, after accounting for the Company’s year-to-date and forecasted 2023 income property acquisitions and dispositions. • Investment in income producing assets, including structured investments, between $95 million and $100 million at a weighted average initial cash yield of approximately 7.70%. • Disposition of assets between $38 million and $65 million at a weighted average exit cash yield between 6.15% and 6.75%. Earnings Conference Call & Webcast The Company will host a conference call to present its operating results for the quarter ended September 30, 2023 on Friday, October 27, 2023, at 9:00 AM ET. A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details. Webcast: https://edge.media-server.com/mmc/p/zzoarkys Dial-In: https://register.vevent.com/register/BIc2862b1fbbca4c92b7d5c569a5f682e5

© CTO Realty Growth, Inc. | ctoreit.com 10 We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com. About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT. We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com. Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors

© CTO Realty Growth, Inc. | ctoreit.com 11 because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities. To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non-cash revenues and expenses such as above- and below-market lease related intangibles, straight-line rental revenue, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses.

© CTO Realty Growth, Inc. | ctoreit.com 12 We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com 13 Consolidated Balance Sheet CTO Realty Growth, Inc. Consolidated Balance Sheets (In thousands, except share and per share data) As of (Unaudited) September 30, 2023 December 31, 2022 ASSETS Real Estate: Land, at Cost $ 235,880 $ 233,930 Building and Improvements, at Cost 588,224 530,029 Other Furnishings and Equipment, at Cost 851 748 Construction in Process, at Cost 4,127 6,052 Total Real Estate, at Cost 829,082 770,759 Less, Accumulated Depreciation (50,117) (36,038) Real Estate—Net 778,965 734,721 Land and Development Costs 698 685 Intangible Lease Assets—Net 105,851 115,984 Assets Held for Sale 14,504 — Investment in Alpine Income Property Trust, Inc. 38,162 42,041 Mitigation Credits 1,872 1,856 Mitigation Credit Rights — 725 Commercial Loans and Investments 46,572 31,908 Cash and Cash Equivalents 7,015 19,333 Restricted Cash 22,618 1,861 Refundable Income Taxes 430 448 Deferred Income Taxes—Net 2,363 2,530 Other Assets 47,323 34,453 Total Assets $ 1,066,373 $ 986,545 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 3,969 $ 2,544 Accrued and Other Liabilities 18,660 18,028 Deferred Revenue 6,251 5,735 Intangible Lease Liabilities—Net 11,203 9,885 Long-Term Debt 548,219 445,583 Total Liabilities 588,302 481,775 Commitments and Contingencies Stockholders’ Equity: Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 2,993,206 shares issued and outstanding at September 30, 2023 and 3,000,000 shares issued and outstanding at December 31, 2022 30 30 Common Stock – 500,000,000 shares authorized; $0.01 par value, 22,701,072 shares issued and outstanding at September 30, 2023; and 22,854,775 shares issued and outstanding at December 31, 2022 227 229 Additional Paid-In Capital 168,875 172,471 Retained Earnings 284,789 316,279 Accumulated Other Comprehensive Income 24,150 15,761 Total Stockholders’ Equity 478,071 504,770 Total Liabilities and Stockholders’ Equity $ 1,066,373 $ 986,545

Consolidated P&L

CTO REALTY GROWTH

CTO Realty Growth, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share, per share and dividend data)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Revenues				
Income Properties	$ 25,183	$ 17,694	$ 70,373	$ 49,229
Management Fee Income	1,094	951	3,294	2,835
Interest Income From Commercial Loans and Investments	1,114	1,323	2,965	3,331
Real Estate Operations	1,079	3,149	2,602	4,395
Total Revenues	28,470	23,117	79,234	59,790
Direct Cost of Revenues				
Income Properties	(7,060)	(5,115)	(20,883)	(13,943)
Real Estate Operations	(152)	(1,661)	(876)	(1,940)
Total Direct Cost of Revenues	(7,212)	(6,776)	(21,759)	(15,883)
General and Administrative Expenses	(3,439)	(3,253)	(10,493)	(8,972)
Provision for Impairment	(929)	—	(1,408)	—
Depreciation and Amortization	(11,669)	(7,305)	(32,814)	(20,401)
Total Operating Expenses	(23,249)	(17,334)	(66,474)	(45,256)
Gain on Disposition of Assets	2,464	4,973	3,565	4,728
Other Gains and Income	2,464	4,973	3,565	4,728
Total Operating Income	7,685	10,756	16,325	19,262
Investment and Other Income (Loss)	1,184	(3,065)	(1,296)	(6,270)
Interest Expense	(6,318)	(3,037)	(16,161)	(7,216)
Income (Loss) Before Income Tax Benefit (Expense)	2,551	4,654	(1,132)	5,776
Income Tax Benefit (Expense)	135	163	(375)	461
Net Income (Loss) Attributable to the Company	2,686	4,817	(1,507)	6,237
Distributions to Preferred Stockholders	(1,195)	(1,195)	(3,585)	(3,586)
Net Income (Loss) Attributable to Common Stockholders	$ 1,491	$ 3,622	$ (5,092)	$ 2,651
Per Share Information:				
Basic Net Income (Loss) Attributable to Common Stockholders	$ 0.07	$ 0.20	$ (0.23)	$ 0.15
Diluted Net Income (Loss) Attributable to Common Stockholders	$ 0.07	$ 0.19	$ (0.23)	$ 0.15
Weighted Average Number of Common Shares				
Basic	22,484,561	18,386,435	22,556,642	18,044,299
Diluted	22,484,561	21,505,460	22,556,642	18,044,299
Dividends Declared and Paid – Preferred Stock	$ 0.40	$ 0.40	$ 1.20	$ 1.20
Dividends Declared and Paid – Common Stock	$ 0.38	$ 0.38	$ 1.14	$ 1.11

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Non-GAAP Financial Measures

CTO REALTY GROWTH

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
Same-Property NOI Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended	
	September 30, 2023	September 30, 2022	September 30, 2023	September 30 2022
Net Income (Loss) Attributable to the Company	$ 2,686	$ 4,817	$ (1,507)	$ 6,237
Loss (Gain) on Disposition of Assets	(2,464)	(4,973)	(3,565)	(4,728
Provision for Impairment	929	—	1,408	—
Depreciation and Amortization	11,669	7,305	32,814	20,401
Amortization of Intangibles to Lease Income	(487)	(507)	(1,793)	(1,485
Straight-Line Rent Adjustment	790	600	919	1,645
COVID-19 Rent Repayments	(3)	(26)	(46)	(79
Accretion of Tenant Contribution	38	38	114	114
Interest Expense	6,318	3,037	16,161	7,216
General and Administrative Expenses	3,439	3,253	10,493	8,972
Investment and Other Income (Loss)	(1,184)	3,065	1,296	6,270
Income Tax (Benefit) Expense	(135)	(163)	375	(461
Real Estate Operations Revenues	(1,079)	(3,149)	(2,602)	(4,395
Real Estate Operations Direct Cost of Revenues	152	1,661	876	1,940
Management Fee Income	(1,094)	(951)	(3,294)	(2,835
Interest Income from Commercial Loans and Investments	(1,114)	(1,323)	(2,965)	(3,331
Less: Impact of Properties Not Owned for the Full Reporting Period	(7,699)	(1,410)	(19,280)	(5,057
Same-Property NOI	$ 10,762	$ 11,274	$ 29,404	$ 30,424

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15

Non-GAAP Financial Measures

CTO REALTY GROWTH

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended	
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net Income (Loss) Attributable to the Company	$ 2,686	$ 4,817	$ (1,507)	$ 6,237
Add Back: Effect of Dilutive Interest Related to 2025 Notes (1)	—	539	—	—
Net Income (Loss) Attributable to the Company, If-Converted	$ 2,686	$ 5,356	$ (1,507)	$ 6,237
Depreciation and Amortization of Real Estate	11,651	7,283	32,769	20,359
Loss (Gain) on Disposition of Assets, Net of Tax	(2,741)	(4,973)	(3,565)	(4,728
Gains on Disposition of Other Assets	(926)	(1,509)	(1,739)	(2,473
Provision for Impairment	929	—	1,408	—
Unrealized Loss (Income) on Investment Securities	(429)	3,754	5,663	8,102
Extinguishment of Contingent Obligation	—	—	(2,300)	—
Funds from Operations	$ 11,170	$ 9,911	$ 30,729	$ 27,497
Distributions to Preferred Stockholders	(1,195)	(1,195)	(3,585)	(3,586
Funds From Operations Attributable to Common Stockholders	$ 9,975	$ 8,716	$ 27,144	$ 23,911
Amortization of Intangibles to Lease Income	487	507	1,793	1,485
Less: Effect of Dilutive Interest Related to 2025 Notes (1)	—	(539)	—	—
Core Funds From Operations Attributable to Common Stockholders	$ 10,462	$ 8,684	$ 28,937	$ 25,396
Adjustments:				
Straight-Line Rent Adjustment	(790)	(600)	(919)	(1,645
COVID-19 Rent Repayments	3	26	46	79
Other Depreciation and Amortization	24	(29)	(92)	(199
Amortization of Loan Costs and Discount on Convertible Debt	199	64	636	510
Non-Cash Compensation	868	812	2,802	2,423
Adjusted Funds From Operations Attributable to Common Stockholders	$ 10,766	$ 8,957	$ 31,410	$ 26,564
FFO Attributable to Common Stockholders per Common Share – Diluted	$ 0.44	$ 0.41	$ 1.20	$ 1.33
Core FFO Attributable to Common Stockholders per Common Share – Diluted	$ 0.47	$ 0.47	$ 1.28	$ 1.41
AFFO Attributable to Common Stockholders per Common Share – Diluted	$ 0.48	$ 0.49	$ 1.39	$ 1.47

(1) For the three months ended September 30, 2023 and the nine months ended September 30, 2023 and 2022, interest related to the 2025 Convertible Senior Notes excluded from net income (loss) attributable to the Company to derive FFO effective January 1, 2022 due to the implementation of ASU 2020-06 which requires presentation on an if-converted basis, as the impact to net income (loss) attributable to common stockholders would be anti-dilutive. For the three months ended September 30, 2022, interest related to the 2025 Convertible Senior Notes was added back to net income (loss) attributable to the Company to derive FFO, as the impact to net income (loss) attributable to common stockholders was dilutive.

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© CTO Realty Growth, Inc. | ctoreit.com 17 Non-GAAP Financial Measures CTO Realty Growth, Inc. Non-GAAP Financial Measures Reconciliation of Net Debt to Pro Forma EBITDA (Unaudited) (In thousands) Three Months Ended September 30, 2023 Net Income Attributable to the Company $ 2,686 Depreciation and Amortization of Real Estate 11,651 Gain on Disposition of Assets, Net of Tax (2,741) Gains on the Disposition of Other Assets (926) Provision for Impairment 929 Unrealized Gain on Investment Securities (429) Distributions to Preferred Stockholders (1,195) Straight-Line Rent Adjustment (790) Amortization of Intangibles to Lease Income 487 Other Non-Cash Amortization 24 Amortization of Loan Costs and Discount on Convertible Debt 199 Non-Cash Compensation 868 Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt 6,119 EBITDA $ 16,882 Annualized EBITDA $ 67,528 Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (1) (1,166) Pro Forma EBITDA $ 66,362 Total Long-Term Debt $ 548,219 Financing Costs, Net of Accumulated Amortization 1,370 Unamortized Convertible Debt Discount 245 Cash & Cash Equivalents (7,015) Restricted Cash (22,618) Net Debt $ 520,201 Net Debt to Pro Forma EBITDA 7.8x (1) Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investments and disposition activity during the three months ended September 30, 2023.

© CTO Realty Growth, Inc. | ctoreit.com Capitalization & Dividends $ and shares outstanding in thousands, except per share data. Any differences are a result of rounding. Equity Capitalization Common Shares Outstanding 22,701 Common Share Price $16.21 Total Common Equity Market Capitalization $367,984 Series A Preferred Shares Outstanding 2,993 Series A Preferred Par Value Per Share $25.00 Series A Preferred Par Value $74,830 Total Equity Capitalization $442,814 Debt Capitalization Total Debt Outstanding $549,834 Total Capitalization $992,648 Cash, Restricted Cash & Cash Equivalents $29,633 Total Enterprise Value $963,015 Dividends Paid Common Preferred Q4 2022 $0.38 $0.40 Q1 2023 $0.38 $0.40 Q2 2023 $0.38 $0.40 Q3 2023 $0.38 $0.40 Trailing Twelve Months Q3 2023 $1.52 $1.59 Q3 2023 Core FFO Per Diluted Share $0.47 Q3 2023 AFFO Per Diluted Share $0.48 Q3 2023 Core FFO Payout Ratio 80.9% Q3 2023 AFFO Payout Ratio 79.2% Dividend Yield Q3 2023 $0.38 $0.40 Annualized Q3 2023 Dividend $1.52 $1.59 Price Per Share as of September 30, 2023 $16.21 $18.29 Implied Dividend Yield 9.4% 8.7% 18

© CTO Realty Growth, Inc. | ctoreit.com Debt Summary $ in thousands. Any differences are a result of rounding. (1) See reconciliation as part of Non-GAAP Financial Measures in the Company’s Third Quarter 2023 Earnings Release. Indebtedness Outstanding Face Value Interest Rate Maturity Date Type 2025 Convertible Senior Notes $51,034 3.88% April 2025 Fixed 2026 Term Loan 65,000 SOFR + 10 bps + [1.25% – 2.20%] March 2026 Fixed Mortgage Note 17,800 4.06% August 2026 Fixed Revolving Credit Facility 116,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Variable Revolving Credit Facility 100,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2027 Term Loan 100,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2028 Term Loan 100,000 SOFR + 10 bps + [1.20% – 2.15%] January 2028 Fixed Total / Weighted Average $549,834 4.56% Fixed vs. Variable Face Value Interest Rate % of Total Debt Total Fixed Rate Debt 433,834 3.90% 79% Total Variable Rate Debt 116,000 SOFR + 10 bps + [1.25% – 2.20%] 21% Total / Weighted Average $549,834 4.56% 100% Leverage Metrics Face Value of Debt $549,834 Cash, Restricted Cash & Cash Equivalents ($29,633) Net Debt $520,201 Total Enterprise Value $963,015 Net Debt to Total Enterprise Value 54% Net Debt to Pro Forma EBITDA(1) 7.8x 19

© CTO Realty Growth, Inc. | ctoreit.com Debt Maturities $ in thousands. Any differences are a result of rounding. Year Outstanding % of Debt Maturing Cumulative % of Debt Maturing Weighted Average Rate 2023 $ − − % − % − % 2024 − − % − % − % 2025 51,034 9% 9% 3.88% 2026 82,800 15% 24% 2.45% 2027 316,000 57% 82% 4.93% 2028 100,000 18% 100% 5.48% Total $549,834 100% 4.56% 20

© CTO Realty Growth, Inc. | ctoreit.com Year-to-Date Investments $ in thousands. Any differences are a result of rounding. Property Acquisitions Market Type Date Acquired Square Feet Price Occupancy At Acq. Phase II of The Exchange at Gwinnett (4 of 5 parcels) Buford, GA Atlanta, GA Retail Parcels Feb, May & June 2023 24,100 $14,554 100% Plaza at Rockwall Rockwall, TX Dallas, TX Multi-Tenant Retail June 2023 446,526 $61,200 95% 10.6 Acres Adjacent to The Collection at Forsyth Forysth, GA Cumming, GA Land Sep 2023 0 $4,250 0% Total Acquisitions 470,626 $80,004 21 Structured Investments Market Type Date Originated Capital Commitment Structure Founders Square Dallas, TX Dallas, TX Office March 2023 $15,000 First Mortgage Total Structured Investments $15,000

© CTO Realty Growth, Inc. | ctoreit.com Property Market Type Date Sold Square Feet Price Gain (Loss) Jollibee – Eastern Commons Henderson, NV Las Vegas, NV Single Tenant Retail Outparcel June 2023 3,698 $2,080 $824 Del Taco – Crossroads Town Center Chandler, AZ Phoenix, AZ Single Tenant Retail Outparcel August 2023 2,260 $2,350 $1,159 Reston Metro Center Reston, VA Washington D.C. Single Tenant Office September 2023 64,319 $18,500 $1,305 Total Dispositions 70,277 $22,930 $3,288 Year-to-Date Dispositions 22 $ in thousands. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Operating Portfolio Capital Investments $ in thousands. Any differences are a result of rounding. 23 Investment in Previously Occupied Space Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Capital Expenditures $ - $ - $ - $ - Tenant Improvement Allowances 47 1 238 286 Leasing Commissions 11 72 186 269 Total Investment in Previously Occupied Space $58 $73 $424 $555 New Investment in Acquired Vacancy Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Capital Expenditures $551 $556 $583 $1,690 Tenant Improvement Allowances 2,915 5,686 2,226 10,827 Leasing Commissions 220 675 603 1,498 Total New Investment in Acquired Vacancy $3,686 $6,917 $3,412 $14,015 Other Capital Investments Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Property Improvement Costs $398 $1,147 $1,418 $2,963 Investment in Property Repositioning 667 1,335 10 2,012 Total Other Capital Investments $1,065 $2,482 $1,428 $4,975 Total Capital Investments Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Capital Expenditures and Other Capital Investments $1,616 $3,038 $2,011 $6,665 Tenant Improvement Allowances 2,962 5,687 2,464 11,113 Leasing Commissions 231 747 789 1,767 Total New Investment in Acquired Vacancy $4,809 $9,472 $5,264 $19,545

Portfolio Summary

CTO REALTY GROWTH

Total Portfolio as of September 30, 2023

Asset Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Single Tenant	7	372	$20.64	100.0%	100.0%
Multi-Tenant	16	3,746	$18.46	88.6%	92.1%
Total Portfolio	**23**	**4,118**	**$18.66**	**89.6%**	**92.8%**

Property Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Retail	16	2,432	$18.00	93.4%	96.5%
Office	2	331	$18.01	100.0%	100.0%
Mixed Use	5	1,355	$19.99	80.2%	84.5%
Total Portfolio	**23**	**4,118**	**$18.66**	**89.6%**	**92.8%**

Total Portfolio as of September 30, 2022

Asset Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Single Tenant	5	407	$20.74	100.0%	100.0%
Multi-Tenant	13	2,337	$19.56	90.3%	93.4%
Total Portfolio	**18**	**2,744**	**$19.73**	**91.8%**	**94.4%**

Property Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Retail	12	1,944	$18.75	91.3%	93.7%
Office	3	395	$18.88	100.0%	100.0%
Mixed Use	3	405	$25.26	85.9%	92.2%
Total Portfolio	**18**	**2,744**	**$19.73**	**91.8%**	**94.4%**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 24

© CTO Realty Growth, Inc. | ctoreit.com Portfolio Detail 25 Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Atlanta, GA The Collection at Forsyth Lifestyle 2022 2006 69.5 560,433 84% 87% $18.67 Ashford Lane Lifestyle 2020 2005 43.7 277,408 76% 87% $23.37 Madison Yards Grocery-Anchored 2022 2019 10.3 162,521 99% 99% $30.49 The Exchange at Gwinnett Grocery-Anchored 2021/2023 2021/2023 16.4 93,366 98% 100% $35.65 Total Atlanta, GA 139.9 1,093,728 86% 90% $23.07 Dallas, TX Plaza at Rockwall Retail Power Center 2023 2007 42.0 446,521 95% 97% $12.52 The Shops at Legacy Lifestyle 2021 2007 12.7 237,572 66% 70% $22.94 Westcliff Shopping Center Grocery-Anchored 2017 1955 10.3 134,750 77% 86% $6.32 Total Dallas, TX 65.0 818,843 84% 87% $14.52 Richmond, VA West Broad Village Grocery-Anchored 2022 2007 32.6 392,227 82% 91% $20.07 Jacksonville, FL The Strand at St. Johns Town Center Retail Power Center 2019 2017 52.0 210,973 92% 97% $23.64 Phoenix, AZ Crossroads Town Center Retail Power Center 2020 2005 31.1 241,812 99% 100% $20.30 Raleigh, NC Beaver Creek Crossings Retail Power Center 2021 2005 51.6 322,113 94% 97% $13.65 $ in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Portfolio Detail 26 Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Albuquerque, NM Fidelity Single Tenant Office 2018 2009 25.3 210,067 100% 100% $17.23 Houston, TX Price Plaza Shopping Center Retail Power Center 2022 1999 23.2 200,576 100% 100% $16.71 Santa Fe, NM 125 Lincoln & 150 Washington Mixed Use 2021 1983 1.5 137,177 78% 78% $21.56 Tampa, FL Sabal Pavilion Single Tenant Office 2020 1998 11.5 120,500 100% 100% $19.36 Daytona Beach, FL Daytona Beach Restaurant Portfolio Single Tenant (5) 2018 / 2022 1915 - 2018 8.3 41,427 100% 100% $41.66 Salt Lake City, UT Jordan Landing Retail Power Center 2021 2003 16.1 170,996 100% 100% $9.90 Las Vegas, NV Eastern Commons Grocery-Anchored 2021 2001 11.4 129,606 100% 100% $11.71 Orlando, FL Winter Park Office Mixed Use 2021 1982 2.3 27,948 100% 100% $12.81 Total Portfolio 471.8 4,117,993 90% 93% $18.66 $ in thousands, except per square foot data. Any differences are a result of rounding.

Leasing Summary

Renewals and Extensions	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2023
Leases	11	11	5		**27**
Square Feet	95	48	59		**202**
New Cash Rent PSF	$22.71	$31.37	$20.79		**$24.21**
Tenant Improvements	$40	$13	$89		**$142**
Leasing Commissions	$68	$6	$63		**$136**
Weighted Average Term	4.5 years	3.9 years	4.1 years		**4.2 years**

New Leases	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2023
Leases	14	13	16		**43**
Square Feet	66	59	74		**198**
New Cash Rent PSF	$21.85	$22.68	$29.49		**$24.93**
Tenant Improvements	$2,197	$734	$1,443		**$4,373**
Leasing Commissions	$630	$676	$802		**$2,109**
Weighted Average Term	9.2 years	9.4 years	7.0 years		**8.3 years**

All Leases Summary	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2023
Leases	**25**	**24**	**21**		**70**
Square Feet	**161**	**107**	**133**		**400**
New Cash Rent PSF	**$22.36**	**$26.58**	**$25.63**		**$24.57**
Tenant Improvements	**$2,237**	**$747**	**$1,532**		**$4,515**
Leasing Commissions	**$698**	**$682**	**$865**		**$2,245**
Weighted Average Term	**6.4 years**	**6.5 years**	**5.9 years**		**6.3 years**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.
Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

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Comparable Leasing Summary

Renewals and Extensions - Comparable	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2023	11	95	$22.71	$20.95	8.4%	4.5	$40	$68
2nd Quarter 2023	11	48	$31.37	$30.02	4.5%	3.9	$13	$6
3rd Quarter 2023	5	59	$20.79	$20.29	2.5%	4.1	$89	$63
4th Quarter 2023								
Total	**27**	**202**	**$24.21**	**$22.92**	**5.7%**	**4.2**	**$142**	**$136**

New Leases – Comparable	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2023	3	6	$26.56	$27.22	(2.4%)	5.0	$95	$42
2nd Quarter 2023	6	13	$34.90	$27.86	25.2%	9.2	$413	$263
3rd Quarter 2023	9	47	$32.00	$32.87	(2.6%)	6.9	$948	$512
4th Quarter 2023								
Total	**18**	**66**	**$32.07**	**$31.40**	**2.1%**	**7.2**	**$1,456**	**$817**

All Comparable Leases Summary	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2023	**14**	**100**	**$22.94**	**$21.32**	**7.6%**	**4.5**	**$135**	**$110**
2nd Quarter 2023	**17**	**61**	**$32.10**	**$29.57**	**8.6%**	**5.1**	**$426**	**$269**
3rd Quarter 2023	**14**	**106**	**$25.79**	**$25.90**	**(0.4%)**	**5.6**	**$1,037**	**$575**
4th Quarter 2023								
Total	**45**	**268**	**$26.15**	**$25.01**	**4.6%**	**5.1**	**$1,598**	**$953**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.
Comparable leases compare leases signed on a space for which there was previously a tenant.

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© CTO Realty Growth, Inc. | ctoreit.com Same-Property NOI $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 29 Multi-Tenant Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Number of Comparable Properties 11 11 12 11 Same-Property NOI – 2023 $8,402 $8,703 $8,971 $24,279 Same Property NOI – 2022 $8,576 $9,097 $9,575 $25,544 $ Variance ($174) ($394) ($604) ($1,265) % Variance (2.0%) (4.3%) (6.3%) (5.0%) Single-Tenant Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Number of Comparable Properties 5 5 4 4 Same-Property NOI – 2023 $1,901 $2,147 $1,791 $5,125 Same Property NOI – 2022 $1,856 $2,036 $1,699 $4,880 $ Variance $45 $111 $92 $245 % Variance 2.4% 5.5% 5.4% 5.0% All Properties Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Number of Comparable Properties 16 16 16 15 Same-Property NOI – 2023 $10,303 $10,850 $10,762 $29,404 Same Property NOI – 2022 $10,432 $11,133 $11,274 $30,424 $ Variance ($129) ($283) ($512) ($1,020) % Variance (1.2%) (2.5%) (4.5%) (3.4%)

© CTO Realty Growth, Inc. | ctoreit.com Lease Expiration Schedule $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 30 Anchor Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total ABR PSF 2023 0 0 0.0% 0 0.0% $0.00 2024 4 101 2.8% 913 1.2% $8.66 2025 6 121 3.3% 2,893 3.8% $23.95 2026 11 439 11.9% 7,802 10.2% $17.74 2027 11 459 12.5% 4,927 6.4% $10.83 2028 14 727 19.7% 11,703 15.2% $16.32 2029 3 133 3.6% 1,215 1.6% $9.12 2030 2 67 1.8% 784 1.0% $11.99 2031 3 48 1.3% 854 1.1% $19.02 Thereafter 14 327 8.9% 6,127 8.0% $18.74 Total 68 2,422 65.8% 37,218 48.4% $15.66 Small Shop Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total ABR PSF 2023 6 16 0.4% 287 0.4% $17.41 2024 47 145 3.9% 3,655 4.8% $25.05 2025 33 103 2.8% 3,463 4.5% $33.49 2026 52 188 5.1% 5,395 7.0% $28.69 2027 57 178 4.8% 4,841 6.3% $27.38 2028 47 184 5.0% 5,943 7.7% $33.03 2029 32 116 3.1% 3,884 5.1% $35.20 2030 30 94 2.5% 3,045 4.0% $39.67 2031 26 65 1.8% 2,348 3.1% $38.77 Thereafter 51 171 4.6% 6,762 8.8% $39.54 Total 381 1,261 34.2% 39,623 51.6% $32.81

© CTO Realty Growth, Inc. | ctoreit.com Lease Expiration Schedule $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 31 Total Year Leases Expiring Expiring SF % of Total Cash ABR % of Total ABR PSF 2023 6 16 0.4% 287 0.4% $17.41 2024 51 246 6.7% 4,568 5.9% $18.50 2025 39 224 6.1% 6,356 8.3% $28.34 2026 63 627 17.0% 13,197 17.2% $21.04 2027 68 637 17.3% 9,768 12.7% $15.34 2028 61 911 24.7% 17,646 23.0% $19.36 2029 35 249 6.8% 5,099 6.6% $20.64 2030 32 161 4.4% 3,829 5.0% $23.77 2031 29 113 3.1% 3,202 4.2% $28.45 Thereafter 65 498 13.5% 12,889 16.8% $25.88 Total 449 3,683 100.0% 76,841 100.0% $20.83

© CTO Realty Growth, Inc. | ctoreit.com Top Tenant Summary 32 Tenant/Concept Credit Rating(1) Leases Leased Square Feet % of Total Cash ABR % of Total Fidelity A+ 1 210 5.1% 3,619 4.7% Ford Motor Credit BB+ 1 121 2.9% 2,333 3.0% AMC CCC+ 2 90 2.2% 2,189 2.8% Best Buy BBB+ 3 112 2.7% 1,749 2.3% Southern University N/A 1 60 1.5% 1,616 2.1% At Home CCC 1 192 4.7% 1,576 2.1% Whole Foods Market AA- 2 60 1.5% 1,485 1.9% Darden Restaurants BBB 4 33 0.8% 1,361 1.8% Ross/dd’s Discount BBB+ 4 106 2.6% 1,334 1.7% Dick’s Sporting Goods BBB 2 95 2.3% 1,244 1.6% TJ Maxx/HomeGoods/Marshalls A 3 100 2.4% 1,109 1.4% Publix Not Rated 1 54 1.3% 1,076 1.4% Harkins Theatres Not Rated 1 56 1.4% 1,066 1.4% Landshark Bar & Grill Not Rated 1 6 0.1% 770 1.0% Other 422 2,395 61.5% 54,314 71.7% Total Occupied 449 3,690 89.6% 76,841 100.0% Vacant − 428 10.4% Total 449 4,118 100.0% $ and square feet in thousands. (1) A credit rated, or investment grade rated tenant (rating of BBB-, NAIC-2 or Baa3 or higher) is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC).

Geographic Diversification

Markets	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2023 Average Household Income	5-Mile 2023 Total Population	2023-2028 Projected Population Annual Growth
Atlanta, GA	4	1,094	27%	$25,229	33%	$157,217	221,616	1.0%
Dallas, TX	3	819	20%	11,891	15%	145,667	215,709	0.8%
Richmond, VA	1	392	10%	7,873	10%	146,903	175,023	0.4%
Jacksonville, FL	1	211	5%	4,987	6%	93,407	201,089	0.6%
Phoenix, AZ	1	242	6%	4,909	6%	143,944	314,629	0.4%
Raleigh, NC	1	322	8%	4,396	6%	181,119	133,529	0.9%
Albuquerque, NM	1	210	5%	3,619	5%	68,911	50,072	5.9%
Houston, TX	1	201	5%	3,351	4%	116,635	277,236	0.8%
Santa Fe, NM	1	137	3%	2,957	4%	115,000	63,960	(0.2%)
Tampa, FL	1	121	3%	2,333	3%	77,333	186,133	0.5%
Daytona Beach, FL	5	41	1%	1,726	2%	61,424	110,026	0.1%
Salt Lake City, UT	1	171	4%	1,693	2%	109,138	363,721	0.4%
Las Vegas, NV	1	130	3%	1,518	2%	118,680	316,285	0.8%
Orlando, FL	1	28	1%	358	<1%	105,465	277,376	0.4%
Total	**23**	**4,118**	**100%**	**$76,841**	**100%**	**$136,559**	**205,454**	**1.0%**

States	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2023 Average Household Income	5-Mile 2023 Total Population	2023-2028 Projected Population Annual Growth
Georgia	4	1,094	27%	$25,229	33%	$157,217	221,616	1.0%
Texas	4	1,019	25%	15,242	20%	139,284	229,236	0.8%
Florida	8	401	10%	9,404	12%	84,009	183,572	0.5%
Virginia	1	392	10%	7,873	10%	146,903	175,023	0.4%
New Mexico	2	347	8%	6,577	9%	89,635	56,317	3.2%
Arizona	1	242	6%	4,909	6%	143,944	314,629	0.4%
North Carolina	1	322	8%	4,396	6%	181,119	133,529	0.9%
Utah	1	171	4%	1,693	2%	109,138	363,721	0.4%
Nevada	1	130	3%	1,518	2%	118,680	316,285	0.8%
Total	**23**	**4,118**	**100%**	**$76,841**	**100%**	**$136,559**	**205,454**	**1.0%**

$ and square feet in thousands, except for average household income demographic information. Any differences are a result of rounding.
Demographic information sourced from Esri. Market, state and portfolio averages weighted by the Annualized Cash Base Rent of each property.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com

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© CTO Realty Growth, Inc. | ctoreit.com Other Assets $ and shares outstanding in thousands, except per share data. Any differences are a result of rounding. 34 Investment Securities Shares & Operating Partnership Units Owned Value Per Share September 30, 2023 Estimated Value Annualized Dividend Per Share In-Place Annualized Dividend Income Alpine Income Property Trust 2,333 $16.36 $38,162 $1.10 $2,566 Structured Investments Type Origination Date Maturity Date Original Loan Amount Amount Outstanding Interest Rate Phase II of The Exchange at Gwinnett Construction Loan January 2022 January 2024 $8,700 $1,857 7.25% Watters Creek at Montgomery Farm Preferred Investment April 2022 April 2025 30,000 30,000 8.75% Founders Square First Mortgage March 2023 March 2026 15,000 15,000 8.75% Total Structured Investments $53,700 $46,857 8.69% Subsurface Interests Acreage Estimated Value Acres Available for Sale 352,000 acres $4,000 Mitigation Credits and Rights State Credits Federal Credits Total Book Value Mitigation Credits 27.2 1.8 $1,872

© CTO Realty Growth, Inc. | ctoreit.com 2023 Guidance 35 Low High Core FFO Per Diluted Share $1.58 − $1.62 AFFO Per Diluted Share $1.72 − $1.76 The Company’s estimated Core FFO per diluted share and AFFO per diluted share for 2023 is as follows: $ and shares outstanding in millions, except per share data. (1) Includes the effects of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. (2) Before potential impact from income producing acquisitions and dispositions. The Company’s 2023 guidance includes but is not limited to the following assumptions: Low High Same-Property NOI Decrease(1) (1%) − (4%) General and Administrative Expense $14 − $15 Weighted Average Diluted Shares Outstanding 22.5 − 22.5 Year-end 2023 Leased Occupancy(2) 93.0% − 94.0% Investments in Income Producing Properties $95 − $100 Target Initial Investment Cash Yield 7.70% − 7.70% Dispositions $38 − $65 Target Disposition Cash Yield 6.15% − 6.75%

© CTO Realty Growth, Inc. | ctoreit.com Contact Information & Research Coverage Contact Information Corporate Office Locations Investor Relations Transfer Agent New York Stock Exchange 369 N. New York Ave., Suite 201 Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114 Matt Partridge SVP, CFO & Treasurer (407) 904-3324 mpartridge@ctoreit.com Computershare Trust Company, N.A. (800) 368-5948 www.computershare.com Ticker Symbol: CTO Series A Preferred Ticker Symbol: CTO-PA www.ctoreit.com Research Analyst Coverage Institution Coverage Analyst Email Phone BTIG Michael Gorman mgorman@btig.com (212) 738-6138 Compass Point Floris van Dijkum fvandijkum@compasspointllc.com (646) 757-2621 EF Hutton Edward Najarian enajarian@efhuttongroup.com (929) 615-2558 Janney Rob Stevenson robstevenson@janney.com (646) 840-3217 Jones Research Matthew Erdner merdner@jonestrading.com (843) 414-9430 Raymond James RJ Milligan rjmilligan@raymondjames.com (727) 567-2585 36

© CTO Realty Growth, Inc. | ctoreit.com Safe Harbor 37 Certain statements contained in this presentation (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

© CTO Realty Growth, Inc. | ctoreit.com Non-GAAP Financial Measures 38 Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

© CTO Realty Growth, Inc. | ctoreit.com Non-GAAP Financial Measures 39 To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non-cash revenues and expenses such as above- and below-market lease related intangibles, straight-line rental revenue, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com Definitions & Terms 40 References and terms used in this presentation that are in addition to terms defined in the Non-GAAP Financial Measures include: ▪ This presentation has been published on October 26, 2023. ▪ All information is as of September 30, 2023, unless otherwise noted. ▪ Any calculation differences are assumed to be a result of rounding. ▪ “2023 Guidance” is based on the 2023 Guidance provided in the Third Quarter 2023 Operating Results press release filed on October 26, 2023. ▪ “Alpine” or “PINE” refers to Alpine Income Property Trust, a publicly traded net lease REIT traded on the New York Stock Exchange under the ticker symbol PINE. ▪ “Annualized Straight-line Base Rent”, “ABR” or “Rent” and the statistics based on ABR are calculated based on our current portfolio and represent straight-line rent calculated in accordance with GAAP. ▪ “Annualized Cash Base Rent”, “Cash ABR” and the statistics based on Cash ABR are calculated based on our current portfolio and represent the annualized cash base rent calculated in accordance with GAAP due from the tenants at a specific point in time. ▪ “Credit Rated” is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC) (together, the “Major Rating Agencies”). An “Investment Grade Rated Tenant” or “IG” references a Credit Rated tenant or the parent of a tenant, or credit rating thereof with a rating of BBB-, Baa3 or NAIC-2 or higher from one or more of the Major Rating Agencies. ▪ “Dividend” or “Dividends”, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or number of dividends in the future. ▪ “Investment in Alpine Income Property Trust” or “Alpine Investment” or “PINE Ownership” is calculated based on the 2,332,668 common shares and partnership units CTO owns in PINE and is based on PINE’s closing stock price. ▪ “Leased Occupancy” refers to space that is currently leased but for which rent payments have not yet commenced. ▪ “MSA” or “Metropolitan Statistical Area” is a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U.S. Office of Management and Budget. The names of the MSA have been shortened for ease of reference. ▪ “Net Debt” is calculated as our total long-term debt as presented on the face of our balance sheet; plus financing costs, net of accumulated amortization and unamortized convertible debt discount; less cash, restricted cash and cash equivalents. ▪ “Net Operating Income” or “NOI” is revenues from all income properties less operating expense, maintenance expense, real estate taxes and rent expense. ▪ “Total Enterprise Value” is calculated as the Company’s Total Common Shares Outstanding multiplied by the common stock price; plus the par value of the Series A perpetual preferred equity outstanding and Net Debt.